Exhibit 99.1

Spherix Holds Annual Shareholder Meeting

Announces Intent to Distribute Stock Dividend in 2018

NEW YORK, NY, December 13, 2017 /PRNewswire/ Spherix Incorporated (NASDAQ: SPEX) a technology development company committed to the fostering of innovative ideas, today announced that it held its Annual Shareholder Meeting.

In addition, Robert Vander Zanden, Chairman of the Board of Spherix, stated at the adjournment of yesterday’s meeting, “Spherix is committed to increasing shareholder value. As part of that commitment, I am pleased to announce that it is our intent to dividend out to our Spherix shareholders some of the Hoth Therapeutics, Inc. stock that Spherix acquired in July. The total number of shares to be distributed and the timing of that distribution has not been determined. We will provide the specifics once they have been made, but it is our hope to make that distribution to our shareholders in the first half of 2018.”

About Spherix

Spherix is committed to advancing innovation by active participation in all areas of the patent market. Spherix draws on portfolios of pioneering technology patents to partner with and support product innovation. Spherix has acquired over 100 patents from Rockstar Consortium Inc., and several hundred patents issued to Harris Corporation, covering a variety of methods and components involved in switching, routing, networking, optical and telecommunication sectors.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the SEC, not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Investor Relations:	Hayden IR
Brett Maas, Managing Partner
Phone: (646) 536-7331
Email: brett@haydenir.com
www.haydenir.com

Spherix:	Phone: (703) 992-9325
Email: info@spherix.com
www.spherix.com